Exhibit 99.1

NEWS RELEASE

ENTEGRIS COMPLETES ACQUISITION OF CMC MATERIALS,
SOLIDIFYING POSITION AS THE GLOBAL LEADER IN ELECTRONIC MATERIALS

BILLERICA, Mass. – July 6, 2022 – Entegris, Inc. (Nasdaq: ENTG) today announced that it has completed its acquisition of CMC Materials, Inc. (NASDAQ: CCMP).

“It is an exciting day at Entegris. With the closing of the acquisition of CMC Materials, we are creating the global leader in electronic materials,” said Bertrand Loy, president and chief executive officer of Entegris. “We are better positioned than ever to address our customers’ most demanding process challenges and support their ambitious technology roadmaps, while achieving a faster time-to-solution. The addition of CMC Materials further differentiates our unit-driven platform and will allow us to unlock significant growth through enhanced innovation, scale, and execution. We are confident that the combined organization will be poised to deliver meaningful value for our customers, colleagues, and shareholders. Moving forward we are focused on efficiently and effectively completing the integration of CMC Materials, driving revenue and cost synergies, and deleveraging the balance sheet.”

With the addition of CMC Materials’ suite of solutions, Entegris offers the industry’s most comprehensive portfolio and enhanced operating capabilities, for applications in the fab environment and across the semiconductor ecosystem. This expanded portfolio increases Entegris’ content per wafer opportunity and its unit-driven revenue from 70% to approximately 80%. Our enhanced materials and process solutions will help customers improve productivity, performance, and total cost of ownership.

In connection with the completion of the transaction, Entegris has established a new operating model. The company will now operate in four divisions:

•	Microcontamination Control (MC), will continue to include the Liquid Microcontamination Control, Gas Microcontamination Control, and New Markets business units;
•
Specialty Chemicals and Engineered Materials (SCEM), will include Entegris’ Advanced Deposition Materials, Specialty Chemicals, Specialty Materials and Gases, and Surface Prep and Integration business units (all of which were part of the SCEM division). It will also include CMC Materials’ International Test Solutions (ITS), as well as Performance Materials operations, Pipeline and Industrial Materials (PIM), and QED;

•	Advanced Materials Handling (AMH), will continue to include Wafer Handling, Fluid Handling, Sensing and Control, Liquid Packaging, and Life Sciences business units;
•
And the new Advanced Planarization Solutions (APS) division, which will include an end-to-end suite of CMP solutions, including CMC Materials’ CMP Slurries, CMP Pads, and Electronic Chemicals businesses, as well as Entegris’ Post CMP Cleans, Pad Conditioners, CMP Slurries, and Brushes business lines.

Entegris also expanded its Executive Leadership Team, which now includes:
•	Bertrand Loy, President and Chief Executive Officer
•	Michael Besnard, Senior Vice President, Chief Commercial Officer
•	Olivier Blachier, Senior Vice President, Business Development
•	Joe Colella, Senior Vice President, General Counsel and Secretary

ENTEGRIS COMPLETES ACQUISITION OF CMC MATERIALS,
SOLIDIFYING POSITION AS THE GLOBAL LEADER IN ELECTRONIC MATERIALS

•	Greg Graves, Executive Vice President, Chief Financial Officer
•	Clint Haris, Senior Vice President and President, Microcontamination Control
•	Jim O’Neill, Senior Vice President, Chief Technology Officer
•	Sue Rice, Senior Vice President, Global Human Resources
•	Neil Richards, Senior Vice President, Global Operations, Supply Chain and Quality
•	Bill Shaner, Senior Vice President and President, Advanced Materials Handling
•	Stuart Tison, Senior Vice President and President, Specialty Chemicals and Engineered Materials
•	Dann Woodland (formerly of CMC Materials), Senior Vice President and President, Advanced Planarization Solutions

Financial Terms
The total purchase price (inclusive of debt retired and cash assumed) at close was approximately $5.7 billion1, including $3.8 billion in cash paid to CMC shareholders, 12.9 million2 shares of Entegris stock, and approximately $900 million of debt retired and approximately $200 million of acquired cash. Entegris financed the cash portion of the purchase price through debt financing.  Entegris has significant liquidity at closing, consisting of cash on hand and an undrawn revolver. Entegris expects to achieve a gross leverage ratio of ~4.0x by the end of 2022 and thereafter deleverage to a gross leverage ratio of <3.0x. The breakdown of the financing is shown below.

The transaction is expected to be accretive to non-GAAP EPS within one year. Entegris continues to expect to realize $75 million in run-rate cost synergies and $40 million in CapEx synergies within 12 to 18 months. In addition, Entegris expects to drive meaningful revenue synergies through co-optimized solutions, cross-selling opportunities and stronger customer response and collaboration.

As a result of the completion of the transaction, CMC Materials has become a wholly owned subsidiary of Entegris, and the shares of CMC Materials common stock, which previously traded under the ticker symbol “CCMP” on the NASDAQ, have ceased trading on and will be delisted from the NASDAQ.

Upcoming Events and Information
Entegris expects to host a virtual Investor and Analyst Meeting by the fall of 2022, where it will provide an update on the CMC Materials integration and the overall financial outlook for the combined platform. The company also expects to provide pro forma recast historical financials during its third fiscal quarter.

Debt Instruments Used to Close the Transaction:
	Amount	Rate	Due
Term Loan B	$2,495m	Term SOFR + 3.00%	2029
Senior Secured Notes	$1,600m	4.75%	2029
Senior Unsecured Notes	$895m	5.95%	2030
364-Day Unsecured Bridge	$275m	Term SOFR + 4.55%	2023

ABOUT ENTEGRIS
Entegris is the global leader in electronic materials for the semiconductor market. With approximately 8,800 employees across its global operations, Entegris offers the industry’s most comprehensive and innovative unit-driven end-to-end offering for semiconductor customers, in addition to solutions for the life sciences and other advanced manufacturing environments. Entegris’ solutions help customers improve their performance, productivity and yields to enable technologies that transform the world. It has manufacturing, customer service, and/or research facilities in the United States, Canada, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea, and Taiwan. For more information about Entegris, visit us at www.entegris.com, or follow us on LinkedIn, Twitter, Facebook, and Instagram.

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ENTEGRIS COMPLETES ACQUISITION OF CMC MATERIALS,
SOLIDIFYING POSITION AS THE GLOBAL LEADER IN ELECTRONIC MATERIALS

[1] Based on Entegris’ closing price on 6/30
[2] Excluding unvested CMC stock options and unvested CMC RSU, RSS, and PSU equity awards assumed

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Investor and Media Contact:
Bill Seymour
Vice President of Investor Relations,
Treasury, and Communications
+1 952 556 1844
bill.seymour@entegris.com

Cautionary Note on Forward Looking Statements
This communication may contain statements that are not historical facts and are “forward-looking statements” within the meaning of U.S. securities laws.  The words “believe,” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements may include statements about: the impact of the COVID-19 pandemic on Entegris’ operations and markets, including supply chain issues related thereto; future period guidance or projections; Entegris’ performance relative to its markets, including the drivers of such performance; market and technology trends, including the duration and drivers of any growth trends and the impact of the COVID-19 pandemic on such trends; the development of new products and the success of their introductions; the focus of Entegris’ engineering, research and development projects; Entegris’ ability to execute on its business strategies, including with respect to Entegris’ expansion of its manufacturing presence in Taiwan; Entegris’ capital allocation strategy, which may be modified at any time for any reason, including share repurchases, dividends, debt repayments and potential acquisitions; the impact of the acquisitions Entegris has made and commercial partnerships it has established; future capital and other expenditures, including estimates thereof; Entegris’ expected tax rate; the impact, financial or otherwise, of any organizational changes; the impact of accounting pronouncements; quantitative and qualitative disclosures about market risk; anticipated leadership, operating model, results of operations, and business strategies of Entegris, CMC and the combined company; anticipated benefits of the transaction; the anticipated impact of the transaction on Entegris’ and CMC’s business and future financial and operating results; the expected amount and timing of synergies from the transaction; and other matters.

These forward-looking statements are based on current management expectations and assumptions only as of the date of this communication, are not guarantees of future performance and involve known and unknown risks and uncertainties (many of which are beyond the combined company’s control and are difficult to predict) that could cause actual results of the combined company to differ materially and adversely from the results expressed in, or implied by, these forward-looking statements.  These risks and uncertainties include, but are not limited to: (i) weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for the combined company’s products and solutions; (ii) the combined company’s ability to meet rapid demand shifts; (iii) the combined company’s ability to continue technological innovation and introduce new products to meet customers’ rapidly changing requirements; (iv) the combined company’s ability to protect and enforce intellectual property rights; (v) operational, political and legal risks of the combined company’s international operations; (vi) the combined company’s debt profile after giving effect to the transaction; (vii) the increasing complexity of certain manufacturing processes; (viii) raw material shortages, supply and labor constraints and price increases; (ix) changes in government regulations of the countries in which the combined company operates; (x) the imposition of tariffs, export controls and other trade laws and restrictions and changes foreign and national security policy, especially as they relate to China and as may arise with respect to recent developments regarding Russia and Ukraine; (xi) the fluctuation of currency exchange rates and fluctuations in the market price of Entegris’ stock; (xii) the level of, and obligations associated with, Entegris’ indebtedness, including the notes, and the risks related to holding the notes; (xiii) the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; (xiv) the ongoing conflict between Russia and Ukraine and the global response to it; and (xv) the other risk factors and additional information described in Entegris’ filings with the SEC. In addition, risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of CMC’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the transaction; unanticipated difficulties or expenditures relating to the transaction, the outcome of any legal proceedings related to the transaction, the response and retention of business partners and employees as a result of the transaction; and the diversion of management time on transaction-related issues. These risks, as well as other risks related to the transaction, are included in the registration statement on Form S-4, as amended, and proxy statement/prospectus that were filed with the SEC on January 28, 2022 in connection with the transaction.  While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4, as amended, and proxy statement/prospectus are, are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For a more detailed discussion of such risks and other factors, see Entegris’ and CMC’s filings with the Securities and Exchange Commission, including under the heading “Risks Factors” in Item 1A of Entegris’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 4, 2022, Entegris’ Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2022, which was filed with the SEC on April 26, 2022, CMC’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, which was filed with the SEC on November 12, 2021 and amended by the Form 10-K/A filed with the SEC on January 19, 2022, and CMC’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, which was filed with the SEC on May 5, 2022, and in other periodic filings, available on the SEC website or www.entegris.com or www.cmcmaterials.com. The combined company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date of this communication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

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